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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated December 16, 1999, except for Note 12, as to which the date is January 28, 2000, in the Registration Statement (Amendment No. 4 to Form S-1 No. 333-95761) and related Prospectus of Saba Software, Inc. for the registration of 4,000,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California

April 5, 2000